Exhibit 13.9

10/26/2020 SI CRM Campaign Milestones Hi James, A number of our deals reached new milestones this week. Check them out below: 20/20 GeneSystems surpassed $3M raised and is still accepting investments until it closes its campaign on SeedInvest next Friday, October 30th. The company is developing and commercializing artiﬁcial intelligence-powered diagnostics for cancer & COVID-19. Miso Robotics surpassed $8.5M raised and is closing on Friday, November 20th. Miso Robotics, the most raised live deal on SeedInvest, is developing artiﬁcially intelligent robots to make food efﬁciently and consistently. GROUNDFLOOR surpassed $2.5M raised and is successfully funded. The company is a wealthtech platform that lets everyone build wealth through real estate lending. Virtuix surpassed $2.5M in reservations. Virtuix is the creator of Omni, an omni-directional treadmill allowing users to walk and run inside popular games and virtual worlds. Gatsby surpassed $2M in reservations. Gatsby is democratizing the options markets with a simple, social, and gamiﬁed options trading app. Frame surpassed $300K raised and is successfully funded towards its minimum funding target. Frame is reinventing the news with a mobile-ﬁrst, interactive documentaries platform. The campaign is closing soon. Questions? Email us. We're happy to help. https://crm.private.seedinvest.com/email_campaigns/email_campaign/8010 1/2

10/26/2020 SI CRM You are receiving this email because you are a registered user on SeedInvest. If you would like to stop receiving weekly highlight emails, unsubscribe here. If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment conﬁrmation emails and all other transactional emails related to activities on your account. Miso Robotics, 20/20 GeneSystems, and Groundﬂoor are offering securities through the use of an Offering Statement that has been qualiﬁed by the Securities and Exchange Commission under Tier II of Regulation A. A copy of the Final Offering Circular that forms a part of the Offering Statement may be obtained from: Miso Robotics: https://www.seedinvest.com/miso.robotics , 20/20 GeneSystems: https://www.seedinvest.com/2020.genesystems , Groundﬂoor: https://www.seedinvest.com/groundﬂoor Gatsby, and Virtuix are accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualiﬁcation of the offering statement by the Securities and Exchange Commission (the “Commission”) and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualiﬁed by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been ﬁled with the Commission, a copy of which may be obtained from Gatsby: https://www.seedinvest.com/gatsby , Virtuix: https://www.seedinvest.com/virtuix Frame is offering securities under Regulation CF and Rule 506(c) of Regulation D through SI Securities, LLC ("SI Securities"). The Company has ﬁled a Form C with the Securities and Exchange Commission in connection with its offering, a copy of which may be obtained at: Frame: https://www.seedinvest.com/frame Copyright © 2020 Circle Internet Financial Limited (“Circle”), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notiﬁed that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any ﬁnancial product. Investments are offered only via deﬁnitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an afﬁliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 61 Broadway, Suite 1705, New York, NY 10006. To learn more about investing in startups and its risks visit www.seedinvest.com/academy . https://crm.private.seedinvest.com/email_campaigns/email_campaign/8010 2/2

10/26/2020 SI CRM Gatsby | Company Update Gatsby lowers user acquisition costs, receives ﬁntech nomination & featured in InvestorPlace Gatsby has continued to decrease its Cost per Funded Account (CPFA) month over month. The past month, the company consistently decreased CPFA week over week - CPFA the week of 8/18 went from $76 to $42 the week of 9/15, a 78% decrease in customer acquisition cost. The team believes this is driven both by the increase in customer demand for access to options trading as well as the team's continued focus on its user acquisition strategy. Additionally, Gatsby was nominated for “Best Brokerage for Options Trading” at the 2020 annual Benzinga Fintech awards in November. The company was also featured in InvestorPlace, which noted "Here, the app does away with the convoluted lingo and gets down to the brass tacks in a clear, concise manner, using language that millennials and Generation Z can appreciate." Gatsby is on a mission to create a new, simpler, commission-free way for younger investors to trade options. The company's existing investors include Barclays, https://crm.private.seedinvest.com/email_campaigns/email_campaign/7865 1/3

10/26/2020 SI CRM Techstars, Rosecliff Ventures, SWS Ventures, Irish Angels, and Plug & Play Ventures. By conﬁrming a reservation, you have the opportunity to purchase shares ahead of the company's public launch after it receives SEC qualiﬁcation. RESERVE SHARES Bonus Perks All investors who reserve shares and later purchase their reserved shares will receive bonus perks. Learn more. Campaign Updates New to the campaign? Read updates here. Questions? Email us. We're happy to help. You are receiving this email because you are a registered user on SeedInvest. If you would like to stop receiving emails regarding <COMPANY_NAME>, unsubscribe here. If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment conﬁrmation emails and all other transactional emails related to activities on your account. https://crm.private.seedinvest.com/email_campaigns/email_campaign/7865 2/3

10/26/2020 SI CRM It is advised that you consult a tax professional to fully understand any potential tax implications of receiving investor perks before making an investment. Gatsby is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualiﬁcation of the offering statement by the Securities and Exchange Commission (the “Commission”) and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualiﬁed by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been ﬁled with the Commission, a copy of which may be obtained from Gatsby: https://www.seedinvest.com/gatsby Copyright © 2020 Circle Internet Financial Limited (“Circle”), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notiﬁed that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any ﬁnancial product. Investments are offered only via deﬁnitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an afﬁliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 61 Broadway, Suite 1705, New York, NY 10006. To learn more about investing in startups and its risks visit www.seedinvest.com/academy . https://crm.private.seedinvest.com/email_campaigns/email_campaign/7865 3/3

10/26/2020 SI CRM Gatsby | Company Update Gatsby lowers user acquisition costs, receives ﬁntech nomination & featured in InvestorPlace Gatsby has continued to decrease its Cost per Funded Account (CPFA) month over month. The past month, the company consistently decreased CPFA week over week - CPFA the week of 8/18 went from $76 to $42 the week of 9/15, a 78% decrease in customer acquisition cost. The team believes this is driven both by the increase in customer demand for access to options trading as well as the team's continued focus on its user acquisition strategy. Additionally, Gatsby was nominated for “Best Brokerage for Options Trading” at the 2020 annual Benzinga Fintech awards in November. The company was also featured in InvestorPlace, which noted "Here, the app does away with the convoluted lingo and gets down to the brass tacks in a clear, concise manner, using language that millennials and Generation Z can appreciate." Gatsby is on a mission to create a new, simpler, commission-free way for younger investors to trade options. The company's existing investors include Barclays, https://crm.private.seedinvest.com/email_campaigns/email_campaign/7865 1/3

10/26/2020 SI CRM Techstars, Rosecliff Ventures, SWS Ventures, Irish Angels, and Plug & Play Ventures. By conﬁrming a reservation, you have the opportunity to purchase shares ahead of the company's public launch after it receives SEC qualiﬁcation. RESERVE SHARES Bonus Perks All investors who reserve shares and later purchase their reserved shares will receive bonus perks. Learn more. Campaign Updates New to the campaign? Read updates here. Questions? Email us. We're happy to help. You are receiving this email because you are a registered user on SeedInvest. If you would like to stop receiving emails regarding <COMPANY_NAME>, unsubscribe here. If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment conﬁrmation emails and all other transactional emails related to activities on your account. https://crm.private.seedinvest.com/email_campaigns/email_campaign/7865 2/3

10/26/2020 SI CRM It is advised that you consult a tax professional to fully understand any potential tax implications of receiving investor perks before making an investment. Gatsby is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualiﬁcation of the offering statement by the Securities and Exchange Commission (the “Commission”) and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualiﬁed by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been ﬁled with the Commission, a copy of which may be obtained from Gatsby: https://www.seedinvest.com/gatsby Copyright © 2020 Circle Internet Financial Limited (“Circle”), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notiﬁed that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any ﬁnancial product. Investments are offered only via deﬁnitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an afﬁliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 61 Broadway, Suite 1705, New York, NY 10006. To learn more about investing in startups and its risks visit www.seedinvest.com/academy . https://crm.private.seedinvest.com/email_campaigns/email_campaign/7865 3/3

10/26/2020 SI CRM Reg A+ Rundown Hi James, We are excited to announce our latest Reg A+ reservation campaign - Virtuix is the creator of Omni and previously successfully raised on SeedInvest four times. Additionally, 20/20 GeneSystems is ending Friday, October 30th. Read on for more updates. Now Accepting Reservations Virtuix returns to SeedInvest to bring the Omni to the home Virtuix is the creator of Omni, an omni-directional treadmill allowing users to walk and run inside popular games and virtual worlds. Campaign highlights include: https://crm.private.seedinvest.com/email_campaigns/email_campaign/7881 1/7

10/26/2020 SI CRM Doubled revenues in FY ’20 ending 3/31/2020 and have shipped over 3,500 commercial Omni systems to 45 countries Raised over $20mm to date from Mark Cuban, 12 venture funds including Maveron and Scout Ventures, and four successful SeedInvest rounds Built IP portfolio of 14 issued patents and 6 pending patents that cover mechanical design, motion tracking, and game integration Management team and advisory board bring 100+ years of gaming and hardware industry experience at notable businesses including Activision, Dave & Busters, and Guitar Hero By conﬁrming a reservation, you have the opportunity to purchase shares ahead of the company's public launch after it receives SEC qualiﬁcation. Those who reserve and subsequently invest will also receive bonus perks . A reservation is non-binding and you may cancel at any time. The campaign has already surpassed $1.4mm in reservations since launching this week. RESERVE SHARES Closing Soon https://crm.private.seedinvest.com/email_campaigns/email_campaign/7881 2/7

10/26/2020 SI CRM


COVID-19
RT-qPCR kit
for specific
detection of
SARS-CoV-2

20/20 closing on SeedInvest in three weeks on October 30th

20/20 GeneSystems develops and commercializes artificial intelligence-powered diagnostics for cancer & COVID-19. **The company recently announced it will sell the first & only FDA-authorized COVID-19 rapid antibody test for point-of-care use.**

20/20 is the most raised healthtech deal currently on SeedInvest. The campaign has raised over $2.6mm to date and is still accepting investments on SeedInvest until Friday, October 30th.

INVEST

Business Updates

Miso Co-Founder & President named to Business Insider's "Top 100 People Transforming Business in North America"

https://crm.private.seedinvest.com/email_campaigns/email_campaign/7881 3/7

10/26/2020 SI CRM Miso Robotics co-founder and President Buck Jordan has been named to Business Insider's list of 100 People Transforming Business in North America alongside other notable ﬁgures like Twitter CEO Jack Dorsey, Zoom CEO Eric Yuan, and Moderna CEO Stephane Bancel. Learn more Good Earth Organics qualiﬁed by SEC & now accepting investments Good Earth Organics recently received qualiﬁcation by the SEC and is now accepting investments on the platform. The company develops certiﬁed organic potting soils and nutrients for toxin-free cannabis and hemp plants. Learn more Caliber reports 100+% MoM growth in capital raised Caliber reported a 100+% MoM growth in private capital invested in its funds from July to August. As of mid-September, investments had already increased 43% since August. Learn more GROUNDFLOOR names company's ﬁrst COO GROUNDFLOOR recently appointed Rhonda Hills, the company's previous SVP of Marketing and Sales, as the new Chief Operating Ofﬁcer. This newly created COO role brings all customer-facing functions under one executive as the award-winning wealthtech platform prepares for its next phase of growth. Learn more Cytonics and Gatsby featured in InvestorPlace InvestorPlace, one of America’s longest-standing independent ﬁnancial research ﬁrms, recently featured Cytonics and Gatsby to its investor community. Learn more about Cytonics & Gatsby https://crm.private.seedinvest.com/email_campaigns/email_campaign/7881 4/7

10/26/2020 SI CRM Reservation Investor Perks Gatsby | All investors who reserve shares and later purchase their reserved shares will receive bonus perks. Learn more. Virtuix | The company is offering early-bird bonus perks to each investment tier starting at $1,000. Learn more. Upcoming Webinars 20/20 Final Investor Webinar | Tuesday, October 27th at 1pm ET Reg A Monthly Webinar | Thursday, November 5th at 4pm ET More About Reg A+ On June 19, 2015, three years after the JOBS Act was signed, Title IV (Regulation A+) of the JOBS Act went into effect, allowing private early-stage companies to raise money from all Americans. Reg A+ is a type of offering which allows private companies to raise up to $50mm from the public. Companies looking to raise capital via Reg A+ ﬁrst must ﬁle with the SEC and get qualiﬁcation before launching their offering. Reg A+ raises enable companies to grow and galvanize their communities, allowing them to cultivate a group of loyal customers / investors, with clear beneﬁts*: Stock owners spend an average of 54% more than non-stock owners Investors visit the company website 68% more frequently Customers who own shares refer 2x as many people, increasing virality https://crm.private.seedinvest.com/email_campaigns/email_campaign/7881 5/7

10/26/2020 SI CRM SeedInvest recently closed its largest round ever when NowRx raised its $20mm Series B round via Regulation A+. Questions? Email us. We're happy to help. You are receiving this newsletter because you are a registered user on SeedInvest. If you would like to stop receiving general updates from us, unsubscribe here. If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment conﬁrmation emails and all other transactional emails related to activities on your account. *Data referenced is current as of 2016. It is advised that you consult a tax professional to fully understand any potential tax implications of receiving investor perks before making an investment. Virtuix, and Gatsby are accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualiﬁcation of the offering statement by the Securities and Exchange Commission (the “Commission”) and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualiﬁed by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been ﬁled with the Commission, a copy of which may be obtained from Virtuix: https://www.seedinvest.com/virtuix, Gatsby: https://www.seedinvest.com/gatsby 20/20 GeneSystems, Caliber, Groundﬂoor, The Good Earth Organics, Inc., Miso Robotics, and Cytonics are offering securities through the use of an Offering Statement that has been qualiﬁed by the Securities and Exchange Commission under Tier II of Regulation A. A copy of the Final Offering Circular that forms a part of the Offering Statement may be obtained from: 20/20 GeneSystems: https://www.seedinvest.com/2020.genesystems , Caliber: https://www.seedinvest.com/calibercos , Groundﬂoor: https://www.seedinvest.com/groundﬂoor , The Good Earth Organics, Inc.: https://www.seedinvest.com/goodearthorganics , Miso Robotics: https://www.seedinvest.com/miso.robotics , Cytonics: https://www.seedinvest.com/cytonics Copyright © 2020 Circle Internet Financial Limited (“Circle”), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notiﬁed that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any ﬁnancial product. Investments are offered only via deﬁnitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an afﬁliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 61 Broadway, Suite 1705, New York, NY 10006. To learn more about investing in startups and its risks visit www.seedinvest.com/academy . https://crm.private.seedinvest.com/email_campaigns/email_campaign/7881 6/7

1012612020 SICRM h ttps:// crm . private. seedinvest. com/em ail_ cam paigns/em ail_cam paig n/7881 717

10/26/2020 SI CRM

seedinvest

Reg A+ Rundown

Hi James,

We are excited to announce the end date for **Miso Robotics** - Friday, November 20th, 2020. In addition, there are just six days left to invest in **20/20 GeneSystems**. Read on for more updates including the announcement of the "Follow" button.

Closing This Friday


one TEST
Blood Test for Multiple Cancers
CONTROL

20/20 GeneSystems closing on SeedInvest in six days on October 30th

https://crm.private.seedinvest.com/email_campaigns/email_campaign/7966 1/7

10/26/2020 SI CRM 20/20 GeneSystems, the most raised healthtech deal currently on SeedInvest, develops artiﬁcial intelligence-powered diagnostics for cancer & COVID-19. The campaign has raised over $3.2M to date and is still accepting investments on SeedInvest until Friday, October 30th. There are six days left to invest and still receive perks such as free cancer OneTests and COVID-19 antibody tests. INVEST End Date Announced Miso Robotics announces campaign end date - Friday, November 20th Miso Robotics is developing artiﬁcially intelligent robots to make food efﬁciently and consistently. The company has raised over $8.9M of its Series C round from over 3,952 https://crm.private.seedinvest.com/email_campaigns/email_campaign/7966 2/7

10/26/2020 SI CRM investors and is currently the company with the most investments on SeedInvest. Read all campaign updates to date here . The last day to invest is Friday, November 20th - 27 days from today. INVEST Business Updates Virtuix featured in Forbes, VentureBeat, Engadget, The Verge and more This month, Virtuix was featured by numerous notable publications, announcing the development of the Omni One, a more-compact consumer version of the company's commercial Omni VR treadmill. Details of the upcoming product and its recently launched SeedInvest campaign was covered by over 20 leading tech publishers, including Forbes, VentureBeat, Engadget, and The Verge. Learn More GROUNDFLOOR breaks another quarterly investment record in Q3 2020 Despite the uncertainty brought on by the COVID-19 pandemic and the turbulence of ﬁnancial markets, GROUNDFLOOR set an all-time investment record in Q3 2020 with 33% quarter over quarter growth (unaudited), indicating investor conﬁdence in its products as a viable alternative to public investment options. This quarterly investment volume of $44M surpasses the previous quarter record of $33M. Learn More Caliber secures certiﬁcate of occupancy for new behavioral health facility Caliber secured the certiﬁcate of occupancy for its new 62K square-foot mental healthcare facility in downtown Phoenix, a federally designated opportunity zone. https://crm.private.seedinvest.com/email_campaigns/email_campaign/7966 3/7

10/26/2020 SI CRM Neuropsychiatric Hospitals (NPH) will operate the 96-bed facility over a 20-year lease. The property was recently appraised at $28M and is opportunity zone qualiﬁed, giving investors the potential for tax beneﬁts. Learn More Gatsby lowers user acquisition costs Gatsby has continued to decrease its Cost per Funded Account (CPFA) month over month. The past month, the company consistently decreased CPFA week over week - CPFA the week of 8/18 went from $76 to $42 the week of 9/15, a 78% decrease in customer acquisition cost. The team believes this is driven both by the increase in customer demand for access to options trading as well as the team's continued focus on its user acquisition strategy. Learn More FDA responds to Cytonics' preclinical study, bringing company one step closer to human clinical trials Cytonics successfully completed a pre-IND (Investigational New Drug) meeting with the FDA regarding its lead drug candidate, CYT-108, for the treatment of osteoarthritis (OA). The FDA determined the proposed study could be adequate to begin Phase 1 of human trials. Going forward in the IND ﬁling, Cytonics will have to submit requested details of the study design and outcome measurements as a follow-up to complete their submission. Learn More Reservation Investor Perks Gatsby | All investors who reserve shares and later purchase their reserved shares will receive bonus perks. Learn more. Virtuix | All investors who reserve shares and later purchase their reserved shares will receive bonus perks based on their ultimate investment size. Learn more. https://crm.private.seedinvest.com/email_campaigns/email_campaign/7966 4/7

10/26/2020 SI CRM Upcoming Webinars 20/20 Final Investor Webinar | Wednesday, October 28th at 1pm ET Reg A Monthly Webinar | Thursday, November 5th at 4pm ET Introducing the "Follow" Button Interested in never missing an update on a company? Log into your account and click the "Follow" button on a company's proﬁle page to receive business updates, campaign reminders, and webinar alerts during the campaign. You can also select multiple deals to follow at once by logging in, navigating to User Settings, and then clicking Communication. More About Reg A+ On June 19, 2015, three years after the JOBS Act was signed, Title IV (Regulation A+) of the JOBS Act went into effect, allowing private early-stage companies to raise money from all Americans. Reg A+ is a type of offering which allows private companies to raise up to $50M from the public. Companies looking to raise capital via Reg A+ ﬁrst must ﬁle with the SEC and get qualiﬁcation before launching their offering. Reg A+ raises enable companies to grow and galvanize their communities, allowing them to cultivate a group of loyal customers / investors, with clear beneﬁts*: Stock owners spend an average of 54% more than non-stock owners Investors visit the company website 68% more frequently Customers who own shares refer 2x as many people, increasing virality https://crm.private.seedinvest.com/email_campaigns/email_campaign/7966 5/7

10/26/2020 SI CRM SeedInvest recently closed its largest round ever when NowRx raised its $20M Series B round via Regulation A+. Questions? Email us. We're happy to help. You are receiving this newsletter because you are a registered user on SeedInvest. If you would like to stop receiving the weekly newsletter, unsubscribe here. If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment conﬁrmation emails and all other transactional emails related to activities on your account. *Data referenced is current as of 2016. It is advised that you consult a tax professional to fully understand any potential tax implications of receiving investor perks before making an investment. Miso Robotics, 20/20 GeneSystems, Groundﬂoor, Caliber, and Cytonics are offering securities through the use of an Offering Statement that has been qualiﬁed by the Securities and Exchange Commission under Tier II of Regulation A. A copy of the Final Offering Circular that forms a part of the Offering Statement may be obtained from: Miso Robotics: https://www.seedinvest.com/miso.robotics , 20/20 GeneSystems: https://www.seedinvest.com/2020.genesystems , Groundﬂoor: https://www.seedinvest.com/groundﬂoor , Caliber: https://www.seedinvest.com/calibercos , Cytonics: https://www.seedinvest.com/cytonics Virtuix, and Gatsby are accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualiﬁcation of the offering statement by the Securities and Exchange Commission (the “Commission”) and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualiﬁed by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been ﬁled with the Commission, a copy of which may be obtained from Virtuix: https://www.seedinvest.com/virtuix, Gatsby: https://www.seedinvest.com/gatsby Copyright © 2020 Circle Internet Financial Limited (“Circle”), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notiﬁed that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any ﬁnancial product. Investments are offered only via deﬁnitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an afﬁliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 61 Broadway, Suite 1705, New York, NY 10006. To learn more about investing in startups and its risks visit www.seedinvest.com/academy . https://crm.private.seedinvest.com/email_campaigns/email_campaign/7966 6/7

1012612020 SICRM h ttps:// crm . private. seedinvest. com/em ail_ cam paigns/em ail_cam paig n/7966 717